UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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LANTRONIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7535 Irvine Center Drive, Suite 100

Irvine, California 92618

www.lantronix.com

October 12, 2016

Dear Fellow Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Lantronix, Inc., a Delaware corporation, which will be held at our corporate headquarters located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, on November 16, 2016, at 9:00 a.m. Pacific standard time.

Details of the business to be conducted at the annual meeting are included in the attached Notice of 2016 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the annual meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete a proxy as promptly as possible so that your shares will be voted at the meeting. This will not limit your right to vote in person or to attend the meeting.

We look forward to seeing you at the upcoming annual meeting.

Sincerely, Bernhard Bruscha Chairman of the Board

LANTRONIX, INC.

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 16, 2016

The 2016 Annual Meeting of Stockholders for Lantronix, Inc., a Delaware corporation, will be held at our corporate headquarters located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, on Wednesday, November 16, 2016, at 9:00 a.m. Pacific standard time, for the following purposes:

1.	To elect six (6) directors to the board of directors, each to serve until our next annual meeting of stockholders and until a successor is duly elected and qualified, or until the director’s earlier resignation or removal;

2.	To ratify the appointment of Squar Milner LLP as our independent registered public accountants for the fiscal year ending June 30, 2017;

3.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers as described in the proxy statement accompanying this notice; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The foregoing proposals are more fully described in the proxy statement accompanying this notice. Stockholders of record who owned our common stock at the close of business on September 23, 2016 are entitled to attend and vote at the annual meeting.

The board of directors recommends that you vote your shares “FOR” each of the director nominees and “FOR” Proposals 2 and 3.

Your vote is very important. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy card or submit your proxy through the Internet or by telephone as promptly as possible in order to ensure your shares are represented at the annual meeting. Even if you have voted by proxy, you may still vote in person at the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors,
Irvine, California	Kurt E. Scheuerman
October 12, 2016	Vice President, General Counsel and Corporate Secretary

LANTRONIX, INC.

 PROXY STATEMENT FOR THE

2016 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT FOR THE

2016 ANNUAL MEETING OF STOCKHOLDERS

We cordially invite you to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) for Lantronix, Inc. (sometimes referred to as, the “Company,” “we,” “us,” or “our”). The Annual Meeting will be held at 9:00 a.m. Pacific standard time on November 16, 2016, at the Company’s corporate headquarters, located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618.

This proxy statement is being furnished by and on behalf of our board of directors (the “Board”) in connection with the solicitation of proxies to be voted at the Annual Meeting. This proxy statement describes issues on which the Company is asking you, as a stockholder, to vote and provides information that will allow you to make an informed voting decision.

The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to stockholders is October 12, 2016.

References in this proxy statement to fiscal years refer to the fiscal year ended June 30 of the referenced year. For example, “fiscal 2015” refers to the fiscal year ended June 30, 2015, “fiscal 2016” refers to the fiscal year ended June 30, 2016, and “fiscal 2017” refers to the fiscal year ending June 30, 2017.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2016 are available on the Internet at www.proxyvote.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions regarding this proxy statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission (the “SEC”). These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the proxy statement or the Annual Meeting, please contact our Corporate Secretary using the contact information provided in this proxy statement.

When and where will the Annual Meeting be held?

The date, time and place of the Annual Meeting are:

November 16, 2016
9:00 a.m. Pacific standard time
Lantronix Headquarters
7535 Irvine Center Drive, Suite 100

Irvine, California 92618

Who can vote?

You are entitled to vote your shares of common stock if you were the owner of the shares as of the close of business on September 23, 2016 (the “Record Date”). As of the Record Date, there were a total of 17,253,799 shares of our common stock outstanding and entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock that you own.

1

What matters will be voted upon at the Annual Meeting?

The only matters we currently expect will be voted on at the Annual Meeting are the following proposals, which are described in this proxy statement:

1.	the election of six directors to the Board;

2.	the ratification of the appointment of Squar Milner LLP as our independent registered public accountants for the fiscal year ending June 30, 2017; and

3.	a non-binding, advisory vote on the compensation paid to our named executive officers as described in this proxy statement.

What if other matters come up at the Annual Meeting?

If other matters are properly presented at the Annual Meeting, the proxies designated in the proxy cards will vote your shares in their discretion.

How many shares must be present to convene the Annual Meeting?

We will convene the Annual Meeting if stockholders representing the required quorum of shares of common stock entitled to vote either sign and return their proxy cards, authorize a proxy to vote through the Internet or by telephone, or attend the meeting in person. A majority of the shares of common stock entitled to vote at the meeting present in person or by proxy will constitute a quorum. If you sign and return your proxy card or authorize a proxy to vote through the Internet or by telephone, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

How are broker non-votes treated?

Broker non-votes (which occur when a brokerage firm has not received voting instructions from the beneficial owner of the shares on a “non-routine” matter, as defined by the New York Stock Exchange (the “NYSE”)), as well as abstentions, will be considered present for the purpose of determining whether we have a quorum at the Annual Meeting. In addition, brokerage firms have the authority under NYSE rules to cast votes on certain “routine” matters even if they do not receive instructions from the beneficial owner of the shares. Proposal 2 relating to the ratification of the appointment of our independent registered public accountants is considered a “routine” matter for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. Accordingly, your shares may be voted on Proposal 2 if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions. Proposals 1 and 3 are considered “non-routine” matters and therefore, if you do not provide voting instructions to your brokerage firm as described below, no vote for your shares will be cast with respect to these proposals and a broker non-vote will result for these shares.

What vote is required to elect a director?

A director nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee to be elected. In other words, the number of shares voted “FOR” a director nominee must exceed the number of votes cast as “WITHHOLD AUTHORITY” with respect to that nominee’s election. For purposes of the election of directors, abstentions and broker non-votes, if any, will be excluded from the vote and will not be counted in determining the outcome of a director’s election.

What happens if a majority of the votes cast are not voted in favor of a director nominee?

Pursuant to the procedures established by the Corporate Governance and Nominating Committee of the Board, each incumbent director has submitted to the Chairman of the Corporate Governance and Nominating Committee in writing such director’s irrevocable resignation which will be effective upon (1) the failure of such director to receive the required vote at any annual or special meeting at which such director is nominated for re-election and (2) Board acceptance of the resignation. If a nominee fails to receive a majority of the votes cast in the director election, the Corporate Governance and Nominating Committee will make a recommendation to the Board whether to accept or reject the director’s resignation and whether any other action should be taken. If a director’s resignation is not accepted, that director will continue to serve until our next annual meeting of stockholders and his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. If the Board accepts the director’s resignation, it may, in its sole discretion, either fill the resulting vacancy or decrease the size of the Board to eliminate the vacancy.

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What is the required vote for approval of Proposals 2 and 3?

For each of Proposals 2 and 3 you may vote “FOR” or “AGAINST,” or abstain from voting. Approval and adoption of Proposals 2 and 3 will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. For purposes of Proposals 2 and 3, abstentions will be treated as shares present in person or represented by proxy and entitled to vote at the Annual Meeting, so abstaining has the same effect as voting against the proposal, and broker non-votes, if any, will not be counted in determining the outcome of the proposal.

How do I vote?

The procedures for voting are described below, based upon your form of ownership.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, through the Internet or by telephone. The procedures for voting by proxy are as follows:

•	To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you choose to submit your proxy by mail.

•	To vote by proxy through the Internet, go to www.proxyvote.com and follow the instructions provided. Please have your proxy card in hand when accessing the website, as it contains a 12-digit control number required to vote.

•	To vote by proxy over the telephone, dial the toll-free phone number listed on your proxy card under the heading “Vote by Phone” (1-800-690-6903) using a touch-tone phone and follow the recorded instructions. Please have your proxy card in hand when calling, as it contains a 12-digit control number required to vote.

You can authorize a proxy to vote through the Internet or by telephone at any time prior to 11:59 p.m. Eastern time on November 15, 2016, the day before the Annual Meeting.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. To ensure that your vote is counted, please follow the instructions provided by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee in whose name the shares are registered.

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How does the Board recommend that I vote?

The Board recommends that you vote your shares “FOR” each of the nominees for election to the Board, and “FOR” Proposals 2 and 3.

Can I change my vote after I submit my proxy?

Yes. At any time before the vote on a proposal, you can change your vote by:

•	executing or authorizing, dating and delivering to us a new proxy through the Internet, by telephone or mail prior to the Annual Meeting;

•	giving us a written notice revoking your proxy card; or

•	attending the Annual Meeting and voting your shares in person.

Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously given by you. We will honor the proxy card or authorization with the latest date.

You may send your proxy revocation notice to Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary.

If you have instructed your nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

 Can I vote in person at the Annual Meeting rather than by authorizing a proxy holder?

Yes. Although we encourage you to complete and return a proxy card or authorize a proxy holder to vote through the Internet or by telephone to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person even if you have submitted a proxy card or authorized a proxy holder to vote through the Internet or by telephone.

How will my shares be voted?

Any proxy that you return properly completed and that is not revoked will be voted as you direct. If you are a stockholder of record and you indicate when voting through the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the persons designated as proxy holders in the accompanying proxy card(s) will vote:

•	“FOR” the election of all of the nominees for director;

•	“FOR” the proposal to ratify the appointment of Squar Milner LLP as our independent registered public accountants for the fiscal year ending June 30, 2017; and

•	“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as described in this proxy statement.

If you are a beneficial owner of shares of our common stock and your bank, broker or other nominee does not receive instructions from you about how your shares are to be voted, then your nominee will have the discretion to vote your shares on the “routine” matters being considered at the Annual Meeting, but will not be able to vote your shares on the “non-routine” matters being considered at the Annual Meeting, meaning that broker non-votes will result for these matters. Please see the heading “How are broker non-votes treated?” above for additional information.

In the event any director nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the enclosed proxy card(s) will vote for the election of such person or persons as may be designated by the present Board. As to any other business or matters which might otherwise properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. We do not presently know of any such other business.

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I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

If you share an address with another stockholder, you will receive only one set of proxy materials unless you have provided instructions to the contrary. If you wish to receive a separate set of proxy materials now, please send your request to: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary, or contact our Corporate Secretary by phone at (949) 453-3990. A separate set of proxy materials will be sent promptly following receipt of your request. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

How can I get electronic access to the proxy materials?

The notice of annual meeting, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, are available on the Internet at www.proxyvote.com.

Who will count the votes?

The inspector of election for the Annual Meeting, who is appointed by the Board, will count the votes.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

Stockholder Proposals Under Rule 14a-8. In order for a stockholder proposal to be eligible for inclusion in our proxy statement under SEC rules for the 2017 annual meeting of stockholders, the written proposal must be received by our Corporate Secretary at our offices no later than the close of business on June 9, 2017, and must comply with the requirements of Rule 14a-8 established by the SEC. Proposals should be addressed to: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary.

Stockholder Proposals Under the Company’s Amended and Restated Bylaws. Currently, our Amended and Restated Bylaws (the “Bylaws”) provide that, in order for a stockholder proposal to be submitted at the 2017 annual meeting of stockholders, including nominations for candidates for election as directors, written notice to our Corporate Secretary of such proposal must be received at our executive offices:

•	not earlier than July 19, 2017; and

•	not later than August 18, 2017.

If the date of the 2017 annual meeting of stockholders is moved more than 30 days before or 70 days after the first anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

•	70 days prior to the meeting; and

•	10 days after public announcement of the meeting date.

The stockholder proposal submission requirements set forth in our Bylaws are independent of, and in addition to, the notice requirements under Rule 14a-8, as discussed above, for inclusion of a stockholder proposal in our proxy materials.

Our Bylaws require that a stockholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our Bylaws will not be entertained at the 2017 annual meeting of stockholders. Stockholders should contact the Corporate Secretary in writing at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, to obtain additional information as to the proper form and content of stockholder nominations or proposals.

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Who pays for this proxy solicitation?

We do. In addition to sending you these proxy materials, some of our employees may contact you by mail, telephone, facsimile, email or personal solicitation. None of these employees will receive any extra compensation for doing this. We will, at our expense, request brokers and other custodians, nominees, and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

Where can I find voting results of the Annual Meeting?

We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to beneficial ownership of our common stock as of October 3, 2016, by: (1) each stockholder known by us to be the beneficial owner of more than 5% of our common stock based on filings pursuant to Section 13 or Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”); (2) each of our current directors and nominees for director; (3) each of our current or former executive officers set forth in the Summary Compensation Table below; and (4) all current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated in the footnotes to the table, and subject to community property laws, where applicable, the persons and entities identified in the table below have sole voting and investment power with respect to all shares beneficially owned. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of October 3, 2016, but excludes shares of common stock underlying options or warrants held by any other person.

	Beneficial Ownership
Beneficial Owner Name and Address (1)	Number of Shares Owned	Right to Acquire (2)	Total	Percentage Ownership
Greater than 5% Stockholders:
TL Investment GmbH (3) Biesingerstrasse 27 Tübingen, D-72072 Germany	6,120,880	–	6,120,880	35.5%
Hale Capital Partners, LP (4) 17 State Street, Suite 3230 New York, NY 10004	1,941,748	–	1,941,748	11.3%
Mercury Management, LLC (5) 501 Park Lake Drive McKinney, Texas 75070	1,449,993	–	1,449,993	8.4%
Directors and Named Executive Officers:
Jeffrey Benck, President, Chief Executive Officer and Director	–	150,000	150,000	*
Bernhard Bruscha, Chairman of the Board (6)	6,120,880	216,158	6,337,038	36.3%
Bruce C. Edwards, Director	95,000	55,000	150,000	*
Paul F. Folino, Director	85,968	89,895	175,863	1.0%
Martin Hale, Jr., Director (7)	1,941,748	10,890	1,952,638	11.3%
Hoshi Printer, Director	33,590	133,750	167,340	1.0%
Jeremy R. Whitaker, Chief Financial Officer	88,164	172,188	260,352	1.5%
Kurt F. Busch, Former President and Chief Executive Officer	82,690	–	82,690	*
Daryl R. Miller, Vice President of Engineering	22,849	184,760	207,609	1.2%
All current executive officers and directors as a group (12 persons)	8,399,717	1,186,078	9,585,795	52.0%

____________________

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618.
(2)	Represents shares of common stock issuable upon exercise of stock options or warrants or upon vesting of restricted stock units (“RSUs”) within 60 days of October 3, 2016.
(3)	Based upon information contained in a Form 4 filed by TL Investment GmbH with the SEC on November 30, 2012. According to the Form 4, Mr. Bruscha is the managing director of TL Investment GmbH and has sole voting and investment power with respect to these shares.
(4)	Based upon information contained in a Schedule 13D filed jointly by Hale Capital Partners, LP and Martin Hale, Jr. with the SEC on June 24, 2016.
(5)	Based upon information contained in a Schedule 13G/A filed jointly by Mercury Fund X, Ltd., Mercury Ventures II, Ltd., Mercury Management, LLC and Kevin Howe with the SEC on February 5, 2014. Mr. Howe exercises voting and disposition power over these shares on behalf of Mercury Management L.L.C., the General Partner of (1) Mercury Ventures II, Ltd. which is the General Partner of Mercury Fund X, Ltd. which owns 1,323,893 shares of Common Stock; and (2) Mercury Ventures III, Ltd., which is the General Partner of Mercury Fund XI, Ltd., which owns 126,100 shares of Common Stock.
(6)	Includes an aggregate of 6,120,880 shares held by TL Investment GmbH, of which Mr. Bruscha is the managing director.
(7)	Includes an aggregate of 1,941,748 shares held by Hale Capital Partners, LP, of which Mr. Hale is the Chief Executive Officer. Mr. Hale holds the stock options granted to him, and any shares of common stock issuable upon exercise thereof, for the benefit of Hale Capital Partners, LP.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all ownership forms they file pursuant to Section 16(a).

Based solely on a review of the reports that were filed and upon written representations from our directors, executive officers and stockholders that such reports accurately reflect all reportable transactions and holdings, we believe that all forms required to be filed pursuant to Section 16(a) during fiscal 2016 were filed on a timely basis, except that Sanjeev Datla and Kevin Yoder each filed one late Form 4 in connection with inducement stock options granted to them in April 2016.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of the end of fiscal 2016:

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	3,261,722	(1)	1.95	3,356,037	(3)
Equity compensation plans not approved by security holders	804,184	(2)	0.89	–
Total	4,065,906		1.85	3,356,037

___________________________

(1)	The number of securities to be issued includes shares subject to outstanding stock options and RSUs under the Lantronix, Inc. 2000 Stock Incentive Plan (the “2000 Plan”) and the Lantronix, Inc. Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”).
(2)	Represents (1) 4,184 shares subject to outstanding stock options under the Lantronix, Inc. 2010 Inducement Equity Incentive Plan; (2) 450,000 inducement RSUs issued to Jeffrey Benck in connection with the commencement of his employment as President and Chief Executive Officer; and (3) an aggregate of 350,000 shares subject to inducement stock options granted to Sanjeev Datla, our Chief Technology Officer, and Kevin Yoder, our Vice President of Worldwide Sales.
(3)	The number of securities remaining available for future issuance includes (1) 2,620,037 shares available for future issuance under the 2010 Plan; and (2) 736,000 shares reserved for future issuance under the Lantronix, Inc. 2013 Employee Stock Purchase Plan. Options outstanding under the 2000 Plan and the 2010 Plan that expire without having been exercised in full, or are otherwise forfeited to the Company, will be added to the share reserve of the 2010 Plan.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The Board has established Corporate Governance Guidelines that it follows in matters of corporate governance. The following is a summary of those guidelines, which are posted under the “About Us – Investor Relations” section of our website at www.lantronix.com. The information included on our website shall not be incorporated into or otherwise made a part of this proxy statement.

Nomination of Director Candidates

The Corporate Governance and Nominating Committee considers candidates for Board membership, and recommends director nominees to the Board for consideration and approval. There are no specific minimum qualifications that a director must possess to be nominated. However, the Corporate Governance and Nominating Committee assesses the appropriate skills and characteristics of a nominee based on the composition of the Board as a whole and based on the nominee’s qualifications, such as independence, skills and experience in such areas as operations, technology, product development, finance, marketing and sales. For more information, see below under the caption “Criteria for Director Nominees and Board Diversity.”

The Corporate Governance and Nominating Committee also will consider qualified candidates for director nominees suggested by our stockholders. Stockholders can suggest qualified candidates for director nominees by submitting the candidate’s name and qualifications in writing to us at the following address: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary. The Corporate Governance and Nominating Committee will consider such suggestions for candidates for Board membership, but it is not obligated to include them on our slate of director nominees. The Corporate Governance and Nominating Committee does not intend to evaluate candidates proposed by stockholders any differently than other candidates.

Director Independence

Our Corporate Governance Guidelines require that a majority of our directors meet the criteria for independence set forth under applicable securities laws, including applicable rules and regulations of the SEC and applicable listing standards of the Nasdaq Stock Market (“Nasdaq”). The Nasdaq listing standards provide that an independent director is one who the Board affirmatively determines is free of any relationship that would interfere with that individual’s exercise of independent judgment. Our Board has reviewed the relationships between the Company, including our subsidiaries and affiliates, and each Board member. Based on its review, the Board has affirmatively determined that Bernhard Bruscha, Bruce C. Edwards, Paul F. Folino, Martin Hale, Jr. and Hoshi Printer currently have no relationships that would interfere with their exercise of independent judgment and that each of them is “independent” in accordance with the foregoing independence standards. Jeffrey Benck was determined not to be independent based on his service as our President and Chief Executive Officer.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board will appoint a Chairman of the Board with the approval of a majority of the directors then in office or as otherwise provided in our Bylaws. While any director (including the Chief Executive Officer or other management director) is eligible for appointment as the Chairman of the Board, the Board’s current preferred governance structure is to have an independent director serve as Chairman of the Board. Accordingly, the Board is currently led by Bernhard Bruscha, our Chairman of the Board, a position separate from our Chief Executive Officer and President, Jeffrey Benck. Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

Risk Oversight

While our management has primary responsibility for identifying and mitigating risks, the Board has overall responsibility for oversight of such risks, with a focus on the most significant risks facing the Company. At least annually, management and the Board jointly review our strategic goals and associated risks. Throughout the year, the Board and the committees to which the Board has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

9

The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

•	The Audit Committee oversees our risk policies and processes relating to financial statements and financial reporting, as well as investment, capital structure and compliance risks, and the guidelines, policies and processes for monitoring and mitigating those risks.

•	The Compensation Committee oversees risks associated with our incentive plans, the compensation of executive management, and the effect the compensation structure may have on business decisions.

•	The Corporate Governance and Nominating Committee oversees risks related to our governance structure and the evaluation of individual Board members and committees.

The Board’s risk oversight process builds upon management’s enterprise-wide risk assessment and mitigation processes, which include ongoing monitoring of various risks including those associated with long-term strategy and business operations, regulatory and legal compliance and financial reporting.

Meetings of the Board

During fiscal 2016, the Board held ten meetings. Each director attended 100% of the meetings of the Board held during the period of his tenure in fiscal 2016.

Executive Sessions

Although the Chief Executive Officer and other members of senior management are invited to attend meetings of the Board, the members of the Board meet in executive session, without executive management present, in conjunction with each of the regularly scheduled meetings of the Board. Each committee of the Board also meets regularly in executive session without executive management present. In addition, the Audit Committee meets quarterly in separate executive sessions with our independent registered public accounting firm and with our Chief Financial Officer.

Director Attendance at Annual Stockholder Meetings

Under our Corporate Governance Guidelines, the directors are expected to attend our annual meetings of stockholders. All of the directors attended the 2015 annual meeting of stockholders.

Committees of the Board

To facilitate independent director review, and to make the most effective use of the directors’ time and capabilities, the Board has established the following standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The responsibilities of each committee are set forth in a written charter, each of which has been approved by the Board. Each standing committee reviews and assesses the adequacy of its charter on an annual basis. Each such charter is available under the “About Us – Investor Relations” section of our website at www.lantronix.com. The Board is permitted to establish other committees from time to time as it deems appropriate. Current committee membership and the number of meetings of each committee in fiscal 2016 are shown in the table below.

	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee
Bruce C. Edwards	Member	Chair	Member
Paul F. Folino	Member	Member	Chair
Martin Hale, Jr. (1)	–	Member	–
Hoshi Printer	Chair	Member	Member
Number of Fiscal 2016 Meetings	4	4	4

____________________

(1)	Mr. Hale was appointed to the Compensation Committee in August 2016.

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Jeffrey Benck and Bernhard Bruscha are not currently members of any committee. Each of the incumbent directors who were members of a committee attended 100% of all meetings held by each committee of the Board on which he served during the period of his tenure in fiscal 2016.

Audit Committee

The Audit Committee is composed of three directors, each of whom is independent and meets the Nasdaq financial literacy requirements for audit committee service. The Board has determined that each of the members of the Audit Committee meets enhanced independence requirements of the SEC and that Mr. Printer is an “audit committee financial expert” under the rules of the SEC.

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the performance of our independent registered public accounting firm, risk assessment and risk management, and finance and investment functions. The Audit Committee also appoints, retains, terminates, determines compensation for, and oversees our independent registered public accounting firm, reviews the scope of the audit by our independent registered public accounting firm, and reviews the effectiveness of our accounting and internal control functions. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, internal or external legal, accounting or other advisers as the Audit Committee deems necessary to carry out its duties.

In addition, the Audit Committee assists the Board in overseeing the implementation and monitoring of the effectiveness of our Code of Business Conduct and Ethics Policy (“Code of Conduct”). The Audit Committee also reviews, with our management and our independent registered public accounting firm, our policies and procedures with respect to risk assessment and risk management relating to financial statements and financial reporting, as well as investment, capital structure and compliance risk, and the guidelines, policies and processes for monitoring and mitigating those risks. The Audit Committee is also responsible for the review and approval of related party transactions.

Compensation Committee

The Compensation Committee is composed of four directors, each of whom is independent as the term is defined within the Nasdaq listing standards for compensation committee service. The Board has determined that each of the members of the Compensation Committee meets the enhanced independence requirements of the SEC. Each of the members of the committee is also a “nonemployee director” as that term is defined under Rule 16b-3 of the Exchange Act and an “outside director” as that term is defined in Treasury Regulation Section 1.162-27(e)(3).

The Compensation Committee determines our overall policies on compensation, and determines the compensation of our Chief Executive Officer and other executive officers. In addition, the Compensation Committee administers our equity incentive plans and reviews the philosophy and policies behind, and any material risks created by, the salary, bonus and equity compensation arrangements for all employees. The Compensation Committee also makes recommendations to the Board with respect to amendments to our equity incentive plans. The Compensation Committee also reviews and recommends to the Board the compensation of directors. The Compensation Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, internal or external legal, compensation, accounting or other advisers as the Compensation Committee deems necessary to carry out its duties.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is composed of three directors, each of whom is independent as the term is defined within the Nasdaq listing standards.

The Corporate Governance and Nominating Committee makes recommendations to the Board regarding candidates for election as directors and is otherwise responsible for matters relating to the nomination of directors, including evaluating the “independence” of directors and director nominees against the independence requirements of the Nasdaq listing standards, SEC rules and other applicable laws. The Corporate Governance and Nominating Committee assists with the structure and membership of Board committees.

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The Corporate Governance and Nominating Committee reviews our corporate governance policies and procedures and recommends improvements as needed. The Corporate Governance and Nominating Committee is also responsible for the review and approval of related party transactions The Corporate Governance and Nominating Committee also oversees the Board and committee self-assessment and director performance evaluation process.

Criteria for Director Nominees and Board Diversity

The Board believes that it should be composed of directors with diverse, complementary backgrounds, and that directors should, at a minimum, exhibit proven leadership capabilities and experience at a high level of responsibility within their respective fields and have the ability to quickly grasp complex principles of business, finance and technology. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our stockholders.

When considering a candidate for director, the Corporate Governance and Nominating Committee takes into account a number of factors, including the following:

•	Independence from management;

•	Depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to our business;

•	Education and professional background;

•	Judgment, skill, integrity and reputation;

•	Existing commitments to other businesses as a director, executive or owner;

•	Personal conflicts of interest, if any; and

•	The size and composition of our existing Board.

In general, candidates who hold or who have held an established executive-level position in a technology company are preferred. The Board’s consideration of diversity as a criteria for director nominations is primarily focused on evaluating a nominee’s expected contribution to the diversity of skills, background, experiences and perspectives, given the then-existing composition of the Board as a whole.

When seeking candidates for director, the Corporate Governance and Nominating Committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the Corporate Governance and Nominating Committee has in the past used, and may continue to use, the services of third party search firms to assist in the identification and review of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the Corporate Governance and Nominating Committee will interview that candidate if it believes the candidate might be suitable. The Corporate Governance and Nominating Committee may also ask the candidate to meet with other members of the Board and with management. If the Corporate Governance and Nominating Committee believes a candidate would be a valuable addition to the Board, it may recommend to the Board that candidate’s appointment or election. The Corporate Governance and Nominating Committee applies the same standards of review to all prospective candidates for director, regardless of who initially brings them to the Corporate Governance and Nominating Committee’s attention.

Code of Conduct and Complaint Procedures

We have adopted a Code of Conduct that applies to all of our directors, officers and employees. The Code of Conduct operates as a tool to help our directors, officers and employees understand and adhere to the high ethical standards we expect. The Code of Conduct is posted under the “About Us – Investor Relations” section of our website at www.lantronix.com.

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Concerns relating to accounting, internal controls or auditing matters should be brought to the attention of a member of our senior management or the Audit Committee, as appropriate, and will be handled in accordance with procedures established by the Audit Committee with respect to such matters.

Stockholder Communications with the Board

You may communicate with any director, the entire Board or any committee of the Board by sending a letter to the director, the Board or the committee, addressed to Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary. Unless the letter is marked “confidential,” our Corporate Secretary will review the letter, categorize it and forward it to the appropriate person. Any stockholder communication marked “confidential” will be logged as “received” and forwarded to the appropriate person without review.

Compensation of Non-Employee Directors

Directors who are also employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee. In fiscal 2016, we provided the annual compensation described below to directors who are not employees.

Cash Compensation

Under our Non-Employee Director Compensation Policy, each non-employee director is entitled to receive the following cash compensation for board services, as applicable:

•	$36,000 annual retainer for service as a Board member;

•	$15,000 additional annual retainer for service as Chairman of the Board; and

•	$10,000 annual retainer for service as chairperson of the Audit Committee, $7,500 annual retainer for service as chairperson of the Compensation Committee and $5,000 annual retainer for service as chairperson of the Corporate Governance and Nominating Committee.

Under the Non-Employee Director Compensation Policy, directors are not paid meeting fees, except that (1) each non-employee director will be paid a meeting fee of $1,000 for each Board meeting attended in person or by telephone in excess of twelve meetings during the fiscal year; and (2) each non-employee director will be paid a meeting fee of $1,000 for attending in person or by telephone each meeting of a standing committee of which he or she is a member in excess of twelve meetings per committee during the fiscal year.

Mr. Bruscha, our Chairman of the Board, has waived his right until further notice to receive cash compensation (other than reimbursement of expenses) for serving as a director and as Chairman of the Board.

Equity Award Program

Under our current Non-Employee Director Compensation Policy, our non-employee directors receive initial and annual equity awards under our Amended and Restated 2010 Stock Incentive Plan. Each non-employee director is given the choice of receiving either 25,000 non-qualified stock options or 10,000 RSUs, which the Board grants upon the non-employee director’s election at each annual meeting of stockholders. Options granted to non-employee directors (1) vest monthly at the rate of 1/12 of the shares underlying the option per month, such that one hundred percent (100%) of the shares will be fully vested on the first anniversary of the annual meeting date; (2) have a seven year term; and (3) have a two-year post-separation exercise period. RSUs granted to non-employee directors vest as to 50% of the shares underlying the award six months after the grant date and 50% on the one-year anniversary of the grant date. If a director is appointed at a time other than at the annual meeting of stockholders, the number of options or RSUs and the applicable vesting schedule is pro-rated based upon the amount of time that has elapsed since our most recent annual meeting of stockholders.

In accordance with the Non-Employee Director Compensation Policy, following the Company’s 2015 annual meeting of stockholders (1) Messrs. Bruscha and Printer were each granted an option to purchase 25,000 shares of our common stock at an exercise price of $1.10 per share, which was equal to the closing price of our common stock on the date of grant; and (2) Messrs. Edwards and Folino were each awarded 10,000 RSUs. In addition, upon his initial appointment to the Board in June 2016, Mr. Hale was granted options to purchase 10,890 shares of our common stock at an exercise price of $1.05 per share, which was equal to the closing price of our common stock on the date of grant. Mr. Hale holds the stock options granted, and any shares of common stock issuable upon exercise thereof, for the benefit of Hale Capital Partners, LP.

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Reimbursements

Under the Non-Employee Director Compensation Policy, non-employee directors will be reimbursed for their reasonable out of pocket expenses, including travel expenses incurred to attend meetings up to a maximum of $2,000 per meeting requiring travel. For fiscal 2016, we agreed to provide Mr. Bruscha a travel stipend of $8,000 to cover expenses relating to in-person meetings for which he traveled to our headquarters.

Non-Employee Director Compensation Table

The table below sets forth the compensation earned by non-employee directors for services during fiscal 2016:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Bernhard Bruscha (4)	–	–	17,650	8,000	25,650
Bruce C. Edwards	43,500	11,000	–	–	54,500
Paul F. Folino	41,000	11,000	–	–	52,000
Martin Hale, Jr. (5)	1,381	–	6,572	–	7,953
Hoshi Printer	46,000	–	17,650	–	63,650

____________________

(1)	For a description of annual non-employee director fees, see the narrative disclosure above.
(2)	The dollar value of stock and option awards shown represents the grant date fair value determined in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 4 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2016.
(3)	The following table shows the total number of stock and option awards outstanding as of June 30, 2016, for each person who served as a non-employee director during fiscal 2016:

Name	Stock Awards Outstanding (#)	Option Awards Outstanding (#)

Bernhard Bruscha	–	216,158
Bruce C. Edwards	5,000	50,000
Paul F. Folino	5,000	84,895
Martin Hale, Jr.	–	10,890
Hoshi Printer	–	133,750

(4)	As described in the narrative above, Mr. Bruscha elected not to receive a cash fee for his services on the Board during fiscal 2016. The amount listed above for Mr. Bruscha under the column “All Other Compensation” represents a travel stipend to which he is entitled pursuant to our arrangement with him.
(5)	Mr. Hale joined the Board in June 2016.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of six directors. The Corporate Governance and Nominating Committee has recommended to the Board, and the Board has approved, the nomination of the following six nominees for election as directors, each to serve a one-year term until the 2017 annual meeting of stockholders and until a successor has been duly elected and qualified, or until the director’s earlier resignation or removal: Jeffrey Benck, Bernhard Bruscha, Bruce C. Edwards, Paul F. Folino, Martin Hale, Jr. and Hoshi Printer.

Each of the nominees presently serves as a director and has served continuously as a director since the date indicated in the nominee’s biography below. All nominees have consented to be named and have indicated their intent to serve if elected.

There are no family relationships between any director and any of our other directors or executive officers.

Pursuant to a Common Stock Purchase Agreement, dated June 16, 2016, between the Company and Hale Capital Partners, LP, the Company agreed to increase the size of the Board from five to six, appoint Mr. Hale to fill the vacancy caused by the increase, and nominate Mr. Hale for election to the Board at the Annual Meeting. With the exception of Mr. Hale, there are no arrangements or understandings between any of the above-referenced director nominees and any other person pursuant to which any such director nominee was or is to be elected as a director or appointed as a director nominee.

Information About the Director Nominees

The following table sets forth certain information, in each case as of October 1, 2016, concerning the nominees for director:

Name	Age	Director Since	Position With Lantronix	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Jeffrey Benck	51	2015	President, Chief Executive Officer and Director	–	–	–
Bernhard Bruscha	63	2007	Chairman of the Board	–	–	–
Bruce C. Edwards	62	2012	Director	Member	Chair	Member
Paul F. Folino	71	2012	Director	Member	Member	Chair
Martin Hale, Jr.	44	2016	Director	–	Member	–
Hoshi Printer	74	2010	Director	Chair	Member	Member

There are no legal proceedings related to any of the director nominees that are material to an evaluation of the ability or integrity of such director nominees.

The following is a description of the business experience, qualifications, skills and educational background of each of the director nominees, including each nominee’s relevant business experience:

Jeffrey Benck has served as our President and Chief Executive Officer, and as a member of our Board, since December 2015. Mr. Benck also serves on the board of directors of Netlist, Inc., a provider of high-performance modular memory subsystems. Before joining the Company, Mr. Benck served as President and Chief Executive Officer, and as a director, of Emulex Corporation, a global supplier of advanced networking, monitoring and management solutions, from July 2013 to May 2015, when Emulex was acquired by Avago Technologies. Mr. Benck joined Emulex in May 2008 as Executive Vice President and Chief Operating Officer and was subsequently appointed to President and Chief Operating Officer in August 2010. Prior to joining Emulex, Mr. Benck was President and Chief Operating Officer of QLogic Corporation, a supplier of storage networking solutions. Prior to that, Mr. Benck worked for IBM Corporation, a global leader in information technology and services, for 18 years, including serving as Vice President of xSeries BladeCenter and Retail Store Solutions development.

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As our Chief Executive Officer, Mr. Benck provides intimate knowledge of our operations that are a vital component of Board discussions. In addition, Mr. Benck’s prior experience as a chief executive officer in the technology industry provides the Board with insight into important issues that we face.

Bernhard Bruscha has served as Chairman of the Board of the Company from June 1989 to May 2002 and from May 2012 to the present. Mr. Bruscha is a serial entrepreneur who started his career in the 1970s, as one of three founding partners in a computer networking software company and for more than 20 years has successfully founded, grown and sold or merged several technology and other companies. From May 2002 to April 2015, Mr. Bruscha served as chairman of the Supervisory Board of transtec AG, a computer systems manufacturer and direct computer reseller. Mr. Bruscha is also Managing Director of TL Investment GmbH and Managing Director of technovest alpha GmbH located in Tübingen, Germany.

Mr. Bruscha’s extensive business, managerial, executive and leadership experience in the technology industry, including as an active designer of software systems and a founder of several technology distribution and hardware companies, make him a valuable member of the Board.

Bruce C. Edwards has served as a member of our Board since 2012. Mr. Edwards has served as a director of Semtech Corporation, a supplier of analog and mixed-signal semiconductor products since 2006, and serves as chairman of its compensation committee. He served as a director of Emulex Corporation, a global supplier of advanced storage networking infrastructure solutions from May 2000 to May 2015, when Emulex was acquired by Avago Technologies. Mr. Edwards was chairman of the board of Emulex from February 2014 to May 2015. From February 2005 to November 2007, he served as the executive chairman of the board of directors of Powerwave Technologies, Inc., a leading designer, manufacturer and supplier of advance coverage and capacity solutions for the wireless communications industry. From February1996 until February 2005, Mr. Edwards served as Chief Executive Officer and as a director of Powerwave. Mr. Edwards also served as President of Powerwave from February 1996 to May 2004. Before joining Powerwave, Mr. Edwards served eleven years at AST Research, Inc., a personal computer company, where his last positions were Executive Vice President, Chief Financial Officer and a director.

Mr. Edwards has leadership experience through his past experience as the chairman and chief executive officer of a publicly-traded global technology company. His management and operational expertise is accompanied by his experience relating to the design and manufacture of technology products, and skills relating to financial statements and accounting matters, making him a valuable member of the Board.

Paul F. Folino has served as a member of our Board since 2012. Mr. Folino served in a number of board and executive positions at Emulex from 1993 to May 2015 when Emulex was acquired by Avago Technologies, including as Emulex’s executive chairman of the board of directors from September 2006 to November 2011; as Chief Executive Officer from May 1993 to September 2006; and as chairman of the board of directors from 2002 to 2006 and from November 2011 to July 2013. Prior to joining Emulex, Mr. Folino served as President and Chief Operating Officer of Thomas-Conrad Corporation, a manufacturer of local area networking products from 1991 to 1993. He also serves on the boards of directors of Microsemi Corporation, a designer, manufacturer and marketer of high-performance analog and mixed-signal integrated circuits and high reliability discrete semiconductors, and CoreLogic, Inc., a provider of consumer, financial and property information, analytics and services to business and government, where he serves as chairman of the board.

Mr. Folino’s current experience as director of several public companies and his prior experience as an executive in the technology industry provide him with the skills and qualifications to serve on our Board.

Martin Hale, Jr. has served as a member of our Board since June 2016. Mr. Hale has served as the founder and Chief Executive Officer of Hale Capital Partners, LP, a New York-based private growth equity fund, since 2007. Mr. Hale currently serves as a director of Falconstor Software, Inc. and Midway Gold Corporation. Mr. Hale has also served as a director of Adept Technology, Inc., Flarion Corporation, Celiant Corporation, Analex Corporation, Aurora Flight Sciences, Vallent Corporation, Paradigm Holdings, LocationLogic LLC, United Silver Corp., and Telanetix. Prior to Hale Capital Partners, Mr. Hale was a Managing Director and member of the founding team of Pequot Ventures, an associate at Geocapital Partners, and an analyst with Broadview International.

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Mr. Hale’s qualifications to serve on the Board include his 19 years of experience in venture capital and private equity as an investor and a board member of technology companies.

Hoshi Printer has served as a member of our Board since 2010. Mr. Printer’s background includes four decades of relevant general and financial management experience, including serving as chief financial officer for several technology companies, including the following: Autobytel, an online automotive marketplace; Peerless Systems Corporation, an embedded imaging systems company; Neuron Data, developers of high-end, client-server, object- and web-oriented tools; Soane Technologies, an ophthalmic and bioscience business; and Catalytica, developers of environmental technology. From 2005 to 2010, Mr. Printer was a chief financial officer consultant. His clients included Private Access, Inc., a technology company, Avamar Technologies, Inc., a provider of enterprise data storage software, and Path 1 Network Technologies, a provider of television over IP technology to broadcasters. Mr. Printer also served as the divisional Vice President of Finance for Xerox Corporation.

Mr. Printer’s financial expertise, exemplified by his background and experience in a number of companies as a senior financial officer, and his broad experience with technology companies make him a valuable asset to the Board and to serve as an audit committee financial expert and Chairman of the Audit Committee.

Required Vote

A director nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee to be elected. In other words, the number of shares voted “FOR” a director nominee must exceed the number of votes cast as “WITHHOLD AUTHORITY” with respect to that nominee’s election. Votes cast will exclude abstentions and broker non-votes with respect to that director’s election.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE SIX NOMINEES SET FORTH ABOVE.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Squar Milner LLP (“Squar Milner”) as our independent registered public accounting firm for our fiscal year ending June 30, 2017. Squar Milner was also our independent registered public accounting firm for fiscal 2016 and fiscal 2015. Representatives of Squar Milner are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. Although we are not required to seek stockholder ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm any time during the year if the Audit Committee determines that the change would be in our best interests.

Fees Paid to the Principal Accountants

During fiscal 2016 and fiscal 2015, we retained Squar Milner to provide services in the following categories and amounts:

	Year Ended June 30,
Fee Category	2016	2015
Audit fees	$151,500	$152,500
Audit-related fees	24,500	24,000
Tax fees	25,000	25,100
All other fees	–	–
Total fees	$201,000	$201,600

Audit Fees. Consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our quarterly interim consolidated financial statements, as well as services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements. These fees also include the review of our registration statements on Form S-3 and Form S-8 and certain other related matters such as the delivery of comfort letters and consents in connection with our registration statements.

Audit-Related Fees. Consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” These fees were related to the audits of our 401(k) employee benefit plan and our 2013 Employee Stock Purchase Plan.

Tax Fees. Consist of fees billed for professional services, including tax advice, tax planning and preparation of returns relating to federal, state and international taxes.

All Other Fees. There were no fees billed by our independent registered public accounting firm for other services in fiscal 2016 or 2015.

Pre-Approval of Services

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. At least annually, the Audit Committee reviews and pre-approves the services that may be provided by our independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by our independent registered public accounting firm to management. The Audit Committee may delegate, and has delegated, pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee.

Required Vote

The ratification of the appointment of Squar Milner LLP as our independent registered public accountants for the fiscal year ending June 30, 2017 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as a vote against this proposal and broker non-votes will not be counted in determining the outcome of this proposal.

 Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF SQUAR MILNER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2017.

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PROPOSAL 3

ADVISORY APPROVAL OF COMPENSATION FOR NAMED EXECUTIVE OFFICERS

At the Annual Meeting, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers, which is described in the section titled “Executive Compensation” in this proxy statement. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of the Company hereby approve the compensation paid and payable to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion set forth under the section titled ‘Executive Compensation’ in the proxy statement relating to the 2016 Annual Meeting of Stockholders.”

Our executive compensation program is designed to provide a competitive level of compensation necessary to attract and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. In order to align executive pay with both our financial performance and the creation of sustainable stockholder value, a significant portion of compensation paid to our named executive officers is allocated to performance-based, short- and long-term incentive programs, to make executive pay dependent on our performance (or “at risk”). In addition, as an executive officer’s responsibility and ability to affect the financial results of the Company increases, the portion of his or her total compensation deemed “at risk” increases.

We urge our stockholders to read the Executive Compensation section of this proxy statement, which more thoroughly discusses how our compensation philosophy is implemented through our compensation policies and procedures. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

We are requesting stockholder approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement, pursuant to the SEC’s compensation disclosure rules. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the stockholder vote on this proposal when assessing any potential changes to our compensation philosophy and policies.

Required Vote

The non-binding, advisory approval of the compensation paid to our named executive officers as disclosed in this proxy statement requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as a vote against this proposal and broker non-votes will not be counted in determining the outcome of this proposal.

 Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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EXECUTIVE COMPENSATION

Narrative Discussion of Executive Compensation

The following information describes the material elements of compensation paid to our “named executive officers,” which consist of our principal executive officer, our two other most highly compensated executive officers, and our former principal executive officer, and should be read together with the compensation tables and related disclosures set forth below.

For fiscal 2016, our named executive officers were: Jeffrey Benck, our President and Chief Executive Officer; Jeremy R. Whitaker, our Chief Financial Officer; Daryl R. Miller, our Vice President of Engineering; and Kurt F. Busch, our former President and Chief Executive Officer, who resigned on November 18, 2015.

Compensation Philosophy and Objectives of the Compensation Program

Our executive compensation program is based on principles designed to:

•	align financial interests of executives and stockholders;

•	pay for performance; and

•	attract, motivate and retain top executive talent.

Our compensation philosophy generally targets total compensation between the 25th and 50th percentile of peer companies for both fixed and variable compensation. However, the Compensation Committee’s decisions on target compensation for specific individuals are also influenced by a variety of additional factors, including Company and individual performance.

Role of the Compensation Committee

Our Compensation Committee was appointed by the Board, and consists entirely of directors who are independent directors under the Nasdaq listing standards, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Our Compensation Committee is responsible for, among other things:

•	reviewing and approving our compensation philosophy;

•	reviewing all executive compensation plans and structures, including that of our executive officers and other members of senior management;

•	reviewing the risks arising from our compensation policies;

•	approving the individual compensation paid to our executive officers and other members of senior management, including our named executive officers;

•	administering our equity incentive plans;

•	approving annual cash incentive program performance metrics as well as payouts thereunder; and

•	reviewing other executive benefit plans, including perquisites.

Our Compensation Committee, in consultation with the independent compensation consultants retained by the Compensation Committee, also analyzes the alignment of our overall executive compensation package with our compensation philosophy and objectives.

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How Compensation Decisions Are Made

The Compensation Committee annually determines the compensation levels for our executive officers by considering several factors, including competitive market data, each executive officer’s roles and responsibilities, how the executive officer is performing those responsibilities and our financial performance.

The Compensation Committee makes all decisions for the total direct compensation – that is, base salary, cash incentive awards under our incentive bonus plan and stock-based awards – of our executive officers and other members of our senior management, including the named executive officers. Independent Board members who are not members of the Compensation Committee also participate in Compensation Committee deliberations regarding executive compensation.

At the request of the Compensation Committee, our Chief Executive Officer and other officers may attend meetings of the Compensation Committee or meetings of our Board at which executive compensation is discussed. The Compensation Committee considers the recommendations from our Chief Executive Officer with respect to executive compensation. In making recommendations, our Chief Executive Officer receives input from our Chief Financial Officer and Vice President of Human Resources. While our Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in deliberation or determination with respect to his own compensation.

The Compensation Committee also engages independent compensation consultants to assist the Compensation Committee in its duties, including providing advice regarding industry trends and benchmarking information relating to the form and amount of compensation provided to executives by companies with which we compete for executive talent and other similarly situated companies.

When considering a proposed compensation package for an executive officer, the Compensation Committee considers the compensation package as a whole, including each element of total compensation. For example, before determining officer compensation, the Compensation Committee reviews, for each executive, each element of compensation paid in the prior fiscal year, including base salary, incentive bonus, and the value of equity awards, as well as information regarding equity awards made in prior periods. The Compensation Committee uses this information to assess the overall effect and long-term implications of compensation decisions, rather than viewing individual decisions in isolation.

2015 Say-On-Pay Vote

At our 2015 annual meeting of stockholders, our stockholders approved, on a non-binding, advisory basis, the compensation paid to our named executive officers described in our 2015 proxy statement. Approximately 77% of the votes cast on the matter were voted in favor of this “say-on-pay” approval. The Board and the Compensation Committee reviewed the voting results. In light of the approval by a more than a majority of our stockholders of the compensation programs described in our 2015 proxy statement, the Compensation Committee did not implement changes to our executive compensation programs as a result of the shareholders’ advisory vote. However, the fact that a number of stockholders did not vote in favor of the “say-on-pay” proposal contributed to the Board’s decision to take certain management changes and to re-evaluate our strategic focus in order to better position the Company to achieve its long term goals.

Independent Compensation Consultants

The Compensation Committee has the authority to retain independent advisors to assist it in the compensation-setting process and receives adequate funding to engage such advisors. The Compensation Committee has historically engaged the services of independent compensation consultants to provide advice in connection with making executive compensation determinations. The Chairman of the Compensation Committee, in consultation with other Compensation Committee members, defines the scope of any consultant’s engagement and related responsibilities.

For fiscal years 2015 through 2017, the Compensation Committee has engaged Radford Consulting, an Aon Hewitt company (“Radford”), as its independent adviser for executive compensation matters. Radford was retained by the Compensation Committee to assist in the review and development of a peer group to be used for compensation decisions, and to provide an independent review of our executive compensation programs, including an analysis of both the competitive market and the design of the programs. The compensation consultants from Radford have no other direct or indirect business relationships with us.

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Market Comparisons

Historically, the Compensation Committee has reviewed compensation data from peer group companies and industry surveys as an integral component of its executive compensation decision-making process. For fiscal years 2014 through 2017, the Compensation Committee has reviewed peer group data provided by Radford.

Radford has developed peer group criteria that are designed to reflect our approximate size, the relevant market for executive talent, our position in our industry and the differing growth rates among the companies in the peer group. Under this approach, the Compensation Committee approved a peer group of publicly-traded companies that were determined based on the following key criteria: (1) companies in the communications equipment industries, with a primary focus placed on companies with the 6-digit GICS code 452010; (2) companies with revenue generally between $20 million and $125 million; and (3) companies with a market capitalization generally less than $100 million. The Compensation Committee continues to believe that these peer group criteria are appropriate, and the Committee annually reviews and revises the Company’s peer group in light of these criteria.

This analysis resulted in a peer group that included the following companies which were used for benchmarking purposes in fiscal 2015:

Communications Systems	Meru Networks	Smith Micro Software
Digi International	Numerex	Westell Technologies
Echelon	PCTEL	XRS Corp.
Frequency Electronics	Procera Networks	Zhone Technologies
Interphase	RELM Wireless

For fiscal 2016, the Committee added ClearOne, eGain and Fusion Telecommunications to the peer group. XRS, Meru Networks and Procera Networks were removed from the peer group for fiscal 2016 because they were no longer publicly-traded companies.These changes resulted in a peer group that included the following companies which were used for benchmarking purposes in fiscal 2016:

ClearOne	Frequency Electronics	RELM Wireless
Communications Systems	Fusion Telecommunications	Smith Micro Software
Digi International	Interphase	Westell Technologies
Echelon	Numerex	Zhone Technologies
eGain	PCTEL

For fiscal 2017, the Committee removed Interphase from the peer group because it had filed for Chapter 7 bankruptcy and was no longer a publicly-traded company. This resulted in a peer group that included the following companies which were used for benchmarking purposes in fiscal 2017:

ClearOne	Frequency Electronics	RELM Wireless
Communications Systems	Fusion Telecommunications	Smith Micro Software
Digi International	Numerex	Westell Technologies
Echelon	PCTEL	Zhone Technologies
eGain

The Compensation Committee uses executive compensation data from the peer group companies, together with industry survey data, to evaluate the total compensation, as well as each element of compensation, for each executive officer, including the named executive officers. The Compensation Committee believes it is important to review this compensation data because we compete for executive talent and stockholder investment with many of the peer group companies.

While the Compensation Committee has generally determined to target the total compensation levels of our executive officers between the 25th and 50th percentile of the composite peer survey data, the Compensation Committee may vary from this general target for various elements of compensation depending on a number of factors, including the executive officer’s job performance, skill set, level of responsibility, prior compensation, business conditions, our financial performance, and our relative relationship to our peers.

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Components of Executive Compensation

Our Compensation Committee utilizes three main components for executive officer compensation: base salary, a cash incentive program, and long-term equity-based awards. Our compensation program is designed to balance our need to provide our executive officers with incentives to achieve our short- and long-term performance goals with the need to pay competitive base salaries.

There is no pre-established policy for allocating between cash and non-cash or short-term and long-term compensation. In determining the allocation each year among base salary, annual incentive bonus, and long-term equity-based awards, the Compensation Committee considers the following factors: our short-term and long-term business objectives, competitive trends within our industry, each named executive officer’s current and prior compensation.

An important guiding principle for our executive compensation program is our belief that it benefits our stockholders for executive management’s compensation to be tied to our short-term and long-term performance, so that a significant portion of each executive officer’s compensation is tied to the achievement of our goals and objectives. As a result, “at risk” compensation makes up a significant portion of our executives’ compensation.

Base Salaries

Base salary is the only element of annual cash compensation that is not “at risk.” Base salaries for our executive officers are set with regard to a number of factors, including the executive’s position within the Company, the executive’s performance in recent periods, the executive’s potential for continued development within the organization, an assessment of peer group data, and internal parity with other executives. The base salary levels for each executive officer, and any increases or decreases to those levels, are reviewed and approved each year by the Compensation Committee.

Although salaries are generally targeted at no higher than market median, based on our peer group and relevant compensation survey data, the Compensation Committee may also take into account the factors discussed above in adjusting base salaries from year to year. We believe that providing base salaries generally no higher than the median of our peer group and any broader market survey data provided by our compensation consultants will enable us to remain competitive for qualified executive officers while avoiding paying amounts in excess of what we believe are necessary to attract and retain such executive officers. Consistent with our compensation philosophy, it also allows us to provide a larger percentage of the total compensation opportunity in the form of cash incentive awards and long-term equity-based awards that are “at risk” compensation.

In August 2015, the Compensation Committee reviewed the compensation structure of all named executive officers. Based on a review of peer group survey data provided by Radford, and the other factors discussed above, the Compensation Committee approved increases to the base salaries for the named executive officers for fiscal 2016 to better align their base salaries with competitive base salaries based on peer data. The amounts of these increases were generally consistent with the expected fiscal 2016 percentage increase in salaries for our U.S. employees as a group.

In August 2016, based upon a review of peer group survey data provided by Radford and the other factors discussed above, the Compensation Committee decided not to change the base salaries of any of the named executive officers for fiscal 2017.

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The base salaries for the named executive officers are shown in the following table:

		Base Salary
Name	Title	Fiscal 2017	Fiscal 2016 (1)	Fiscal 2015 (2)
Jeffrey Benck	President & CEO (3)	$400,000	$400,000	–
Jeremy R. Whitaker	Chief Financial Officer	$245,000	$245,000	$240,000
Daryl R. Miller	Vice President of Engineering	$251,000	$251,000	$246,000
Kurt F. Busch	Former President & CEO (4)	–	$345,000	$340,000

____________________

(1)	Effective October 1, 2015.
(2)	Effective October 1, 2014.
(3)	Mr. Benck became our President and Chief Executive Officer on December 5, 2015.
(4)	Mr. Busch resigned on November 18, 2015.

Annual Cash Incentive Program

Our Compensation Committee believes that annual performance-based cash bonuses play an important role in providing incentives to our executive officers to achieve short-term performance goals. To that end, we have established an annual cash bonus program (the “Bonus Program”) in order to align executives’ goals with our financial, strategic and tactical objectives for the current year.

Selected employees, including all of our named executive officers, are eligible to participate in the Bonus Program. Each participant in the Bonus Program is assigned a target annual cash bonus, generally expressed as a percentage of the participant’s base salary, the payment of which is conditioned on the achievement of certain performance goals and objectives as outlined in the Bonus Program. Bonuses paid under the Bonus Program, if any, are based upon achievement of performance goals for two independent semi-annual performance periods, corresponding with the first and second half of the fiscal year, respectively (each, a “Performance Period”).

The Compensation Committee generally sets the semi-annual corporate performance goals at levels the Compensation Committee believes are challenging, but reasonable, for management to achieve.

At the end of each Performance Period, the Compensation Committee determines the level of Company achievement with respect to the specified goals (after making any appropriate adjustments to such goals for the effects of corporate events that were not anticipated in establishing the performance goals, such as an acquisition or divestiture) and awards credit for the achievement of the goals as a percentage of the target bonus. Final determinations as to bonus levels are then based on that percentage.

Under the Bonus Program, the maximum aggregate amount of bonuses that all participants will be eligible to receive during a Performance Period (the “Bonus Pool”) is limited to a percentage of our earnings before interest, taxes, depreciation, amortization, and share-based compensation excluding (1) the impact of non-recurring charges or gains, consistent with the approach used for reporting “Non-GAAP Net Income” in our quarterly earnings releases, and (2) the total amount of bonus payments awarded under the Bonus Program for the Performance Period (“Adjusted EBITDAS”) during the Performance Period. If the Bonus Pool during a Performance Period is insufficient to fully fund the bonuses earned during the Performance Period, each participant’s bonus is ratably reduced. Actual bonuses are generally paid to the executives in the next quarter following the completion of a Performance Period.

Bonus Program for Fiscal 2016

Mr. Benck, who joined the Company in December 2016, was not a participant in the Bonus Program for fiscal 2016. Instead, in accordance with his offer letter dated December 5, 2015, Mr. Benck received a cash bonus of $100,000 for fiscal 2016, payable in two $50,000 installments following the end of the third and fourth quarters, respectively, of fiscal 2016. Mr. Benck will be eligible to participate in the Bonus Program beginning in fiscal 2017.

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For fiscal 2016, the Compensation Committee approved two performance measures for Messrs. Busch and Whitaker. These goals related to the Company achieving specified levels of revenue and Adjusted EBITDAS for the applicable Performance Periods. The goals were weighted 60% towards the revenue goal and 40% towards the Adjusted EBITDAS goal.

The goals related to our achieving specified levels of revenue and Adjusted EBITDAS apply to all other participants, including Mr. Miller. The Compensation Committee believes revenue and Adjusted EBITDAS to be good indicators of our success, given the market in which we compete. In addition, they are measures that management can easily calculate and communicate to employees throughout the applicable Performance Period. In addition, bonus determinations for all participants other than Messrs. Busch and Whitaker took into account the Company’s achievement of goals established by the Compensation Committee relating to certain corporate management by objectives goals (“MBOs”), and the individual participant’s performance in relation to personal MBOs. These goals were weighted 40% towards revenue, 30% towards Adjusted EBITDAS and 30% towards corporate and personal MBOs.

Under the Bonus Program for fiscal 2016, the target bonuses as a percentage of base salary for Messrs. Busch, Whitaker and Miller were the same as for fiscal 2015. Under the Bonus Program for fiscal 2016, payouts based upon revenue and Adjusted EBITDAS performance could range from zero to 200% of target depending on the level of our performance. For fiscal 2016, the total Bonus Pool for all participants was capped at 45% of our Adjusted EBITDAS during each Performance Period. For fiscal 2016, bonus targets for all participants were weighted 40% towards the first half of the fiscal year and 60% towards the second half of the fiscal year.

The schedule below shows the award guidelines under the Bonus Program for the 2016 awards for named executive officers as a percentage of 2016 base salary:

		Target Bonus		Incentive Mix				Maximum Payout
Name	Fiscal 2016 Base Salary (1)	% of Salary	Dollars	Revenue	Adjusted EBITDAS	MBOs		% of Salary	Dollars	Fiscal 2016 Bonus Paid
Jeremy R. Whitaker	$245,000	55%	$134,750	60%	40%	–		110%	$269,500	$26,088	(3)
Daryl R. Miller	$251,000	40%	$100,400	40%	30%	30%	(2)	68%	$170,680	$17,623	(3)
Kurt F. Busch	$345,000	75%	$258,750	60%	40%	–		150%	$517,500	$–	(4)

____________________

(1)	Reflects base salaries effective October 1, 2015.
(2)	For Mr. Miller, the MBO portion of the potential bonus was weighted 50% towards corporate MBOs and 50% towards personal MBOs.
(3)	The bonuses earned by the named executive officers for fiscal 2016 resulted from our achieving (1) 115% of the revenue target for the second half of fiscal 2016; (2) 181% of the Adjusted EBITDAS target for the second half of fiscal 2016; and (3) 90% of the corporate MBO goals. In addition, Mr. Miller earned 100% of the MBO portion of his bonus for the second half of fiscal 2016. Actual payments for the second half of fiscal 2016 were reduced pro rata because the Bonus Pool was capped at 45% of Adjusted EBITDAS for the Performance Period. No bonuses were paid in connection with the first half of fiscal 2016, because positive Adjusted EBITDAS was not generated for the first half of fiscal 2016.
(4)	Mr. Busch resigned on November 18, 2015 and was not eligible to receive a bonus for the second half of fiscal 2016.

Bonus Program for Fiscal 2017

On August 30, 2016, the Compensation Committee approved performance goals and a bonus formula under the Bonus Program for the first half of fiscal 2017, which ends on December 31, 2016.

In accordance with his offer letter, the target bonus for Mr. Benck for fiscal 2017 is 75% of his base salary. Under the Bonus Program for fiscal 2017, the target bonuses as a percentage of base salary for Messrs. Whitaker and Miller are the same as for fiscal 2016. For fiscal 2017, the Compensation Committee approved two performance measures for Messrs. Benck and Whitaker. These goals relate to the Company achieving specified levels of revenue and Adjusted EBITDAS for the applicable Performance Period. The revenue and Adjusted EBITDAS goals for the first half of fiscal 2017 were based on and are consistent with the annual operating plan approved by our Board. For Messrs. Benck and Whitaker, the goals are weighted 60% towards revenue and 40% towards Adjusted EBITDAS.

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For all other participants, including Mr. Miller, in addition to the revenue and Adjusted EBITDAS targets, bonus determinations will take into account the Company’s achievement with respect to certain corporate MBOs and the individual participant’s performance in relation to personal MBOs. These goals are weighted 40% towards revenue, 30% towards Adjusted EBITDAS and 30% towards corporate and personal MBOs. Consistent with its typical practice, the Compensation Committee expects to establish performance goals for the second half of fiscal 2017 in the first quarter of calendar year 2016. The Compensation Committee expects to use the same or similar performance metrics in the second half of fiscal 2017. For fiscal 2017, bonus targets for all participants will be weighted 50% towards the first half of the fiscal year and 50% towards the second half of the fiscal year.

The actual bonuses payable for fiscal 2017, if any, will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Compensation Committee. Under the Bonus Program for fiscal 2017, we must achieve 100% of a relevant performance target for employees to be entitled to a 100% target payout with respect to that performance target. Payouts based upon revenue and Adjusted EBITDAS performance can range from zero to 200% of target depending on the level of our performance, subject to the size of the Bonus Pool. For fiscal 2017, the Bonus Pool will be funded by (1) 80% of the Company’s Adjusted EBITDAS during the applicable Performance Period up to 50% of the aggregate amount of target bonuses; and (2) 50% of the Company’s Adjusted EBITDAS thereafter. If the Bonus Pool during a Performance Period is insufficient to fully fund the bonuses earned during the Performance Period, each participant’s bonus will be ratably reduced.

The Compensation Committee retains discretion to reduce or eliminate or otherwise adjust the bonus that otherwise would be payable based on actual performance. In addition, the Compensation Committee retains the discretion to exclude one-time non-recurring expenses in calculating the extent to which Adjusted EBITDAS is achieved.

The table below shows the target bonus, incentive mix, and maximum payout for each of the named executive officers under the Bonus Program for fiscal 2017:

		Target Bonus		Incentive Mix				Maximum Payout
Name	Fiscal 2017 Base Salary (1)	% of Salary	Dollars	Revenue	Adjusted EBITDAS	MBOs		% of Salary	Dollars
Jeffrey Benck	$400,000	75%	$300,000	60%	40%	–		150%	$600,000
Jeremy R. Whitaker	$245,000	55%	$134,750	60%	40%	–		110%	$269,500
Daryl R. Miller	$251,000	40%	$100,400	40%	30%	30%	(2)	68%	$170,680

____________________

(1)	Reflects base salaries effective October 1, 2016.
(2)	For Mr. Miller, the MBO portion of the potential bonus is weighted 50% towards corporate MBOs and 50% towards personal MBOs.

Equity Awards

We believe that providing a significant portion of our executive officers’ total compensation opportunity in equity awards aligns the incentives of our executives with the interests of our stockholders and with our long-term success. By compensating our executives with our equity, executives receive a stake in our financial future and the gains realized in the long term depend on the executives’ ability to drive our financial performance. Equity incentive awards are also a useful vehicle for attracting and retaining executive talent in a competitive market.

Our Compensation Committee develops its equity award determinations based on its judgment as to whether the total compensation packages provided to our executive officers, including prior equity awards and the level of vested and unvested equity awards then held by each participating officer, are sufficient to retain, motivate, and adequately reward the executive officers. This judgment is based in part on information provided by benchmarking studies as well as guidance from our compensation consultants. In addition, the Compensation Committee considers the accounting costs that will be reflected in our financial statements when establishing the forms of equity to be granted and the size of the grants as well as the potential dilution associated with the equity awards.

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Our Compensation Committee administers the Amended and Restated 2010 Stock Incentive Plan and establishes the rules for all awards granted thereunder, including grant guidelines, vesting schedules, and other provisions. We have typically used two forms of equity for long-term equity incentive compensation for our executive officers: time-vesting stock options and time-vesting RSUs. The Compensation Committee continually evaluates its equity compensation program to determine whether to issue either RSUs, stock options, a combination thereof, or other types of equity awards.

Stock options are granted at fair market value with an exercise price equal to the closing price of our common stock on Nasdaq on the date of grant. Stock options generally have a seven-year contractual term. Options granted to employees, including our named executive officers, typically vest over four years.

The Compensation Committee has delegated authority to the Chief Executive Officer to grant options to newly-hired employees, other than executive officers and employees directly reporting to the Chief Executive Officer, within certain parameters established by the Compensation Committee. Management reports these new-hire option grants to the Compensation Committee.

For fiscal 2016, the Compensation Committee concluded that awarding performance-based RSUs would be a more appropriate form of incentive compensation for the Company’s Chief Executive Officer than stock options because it would align the vesting of equity with the achievement of specific financial metrics. In September 2015, the Compensation Committee issued 50,000 performance-based RSUs to Mr. Busch. Vesting of the performance-based RSUs was subject to the achievement by the Company of certain financial performance targets for fiscal 2016. The vesting of the RSUs awarded to Mr. Busch was accelerated in connection with Mr. Busch’s Separation Agreement, discussed below under the caption “Separation Agreement with Kurt F. Busch.”

All equity awards for fiscal 2016 granted by the Compensation Committee to the other executive officers were in the form of stock options. For fiscal 2017, the Compensation Committee decided to award a mix of stock options and RSUs to the Company’s named executive officers.

The Compensation Committee intends to continue to evaluate its equity compensation program and may in the future issue either restricted stock awards, stock options or a combination thereof as it deems appropriate.

Fiscal 2016 Inducement Awards

Fiscal 2016 was a transitional year for the Company. Our former Chief Executive Officer resigned in November 2015, and the Company appointed Jeffrey Benck as Chief Executive Officer in December 2015. Shortly thereafter, our Vice President of Worldwide Sales left the Company and we recruited Kevin Yoder as our new Vice President of Worldwide Sales. We also expanded our management team with the addition of a Chief Technology Officer, Sanjeev Datla. These management changes were made to strengthen our leadership team, add executive talent with considerable executive experience and enhance the Company’s product and technology focus. In order to attract this new talent, the Compensation Committee granted certain inducement awards that were, in its opinion, instrumental in attracting these highly-experienced executives.

Pursuant to Mr. Benck’s offer letter, as an inducement to accepting the appointment as the Company’s new President and Chief Executive Officer, Mr. Benck received a one-time inducement award of 450,000 RSUs. The shares subject to the inducement award vest according to the following schedule: one-third (150,000) of the RSUs vest on December 1, 2016 and the remaining RSUs vest ratably each quarter thereafter for a period of 24 months. Pursuant to the offer letter, Mr. Benck was granted the following stock options under the Amended and Restated 2010 Stock Incentive Plan: (1) an option to purchase 150,000 shares of the Company’s common stock that vests as to 25% of the shares subject to the option (37,500) on September 1, 2017, with the remaining shares vesting ratably each month thereafter for a period of 36 months; and (2) an option to purchase 150,000 shares of the Company’s common stock that vests as to 25% of the shares subject to the option (37,500) on September 1, 2018, with the remaining shares vesting ratably each month thereafter for a period of 36 months.

Mr. Yoder received two inducement option grants: (1) an option to purchase 100,000 shares of the Company’s common stock that shall vest according to the following schedule: 25% of the options shall vest on April 1, 2017 and the remaining options shall vest ratably each month thereafter for a period of 36 months, assuming Mr. Yoder remains continuously employed by Lantronix; and (2) an option to purchase 100,000 shares of the Company’s common stock that shall vest according to the following schedule: 25% of the options shall vest on September 1, 2017 and the remaining options will vest ratably each month thereafter for a period of 36 months.

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Mr. Datla also received two option grants: (1) an option to purchase 100,000 shares of the Company’s common stock that shall vest according to the following schedule: 25% of the options shall vest on April 1, 2017 and the remaining options shall vest ratably each month thereafter for a period of 36 months, assuming Mr. Datla remains continuously employed by Lantronix; and (2) an option to purchase 50,000 shares of the Company’s common stock that shall vest according to the following schedule: 25% of the options shall vest on September 1, 2017 and the remaining options will vest ratably each month thereafter for a period of 36 months.

Benefits

All of our executive officers are eligible to participate in our employee benefits program, which includes medical, dental and vision plans, our 2013 Employee Stock Purchase Plan a 401(k) plan, tuition reimbursement, life insurance and short and long-term disability coverage. We also have a patent award program, under which employees can receive cash awards of up to $9,000 per patent in connection with the filing, commercialization and issuance of patents relating to employee inventions. Our employee benefits program is available to all of our employees. In designing our employee benefits program, we seek to provide an overall level of benefits that is competitive with that offered by similarly situated companies in the markets in which we operate based upon our general understanding of industry practice.

The Company makes matching contributions under the 401(k) plan to each plan participant, including our executive officers, in an amount equal to 25% of the first 6% of salary deferred by the participant.

The Company has an executive physical program, under which Messrs. Benck and Whitaker are provided an annual executive physical examination at a maximum cost of $2,500 each. With the exception of this annual executive physical program, it is our policy to not extend significant perquisites to executives that are not broadly available to our other employees.

Employment Agreements

We do not have fixed term employment agreements with any of our employees, including the named executive officers. Messrs. Benck and Whitaker are each a party to an agreement with the Company that provides cash payments and acceleration of certain equity awards in certain circumstances that result in termination of employment. A description of the terms of the agreements with the named executive officers can be found below under the caption “Severance and Change in Control Arrangements with Named Executive Officers.” In addition, we have entered into an agreement with Kevin Yoder, our Vice President of Worldwide Sales, which provides Mr. Yoder with the same severance benefits as Mr. Whitaker. These agreements are intended to encourage retention and to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment.

Separation Agreement with Kurt F. Busch

On December 8, 2015, the Company entered into a separation and release agreement (the “Separation Agreement”) with Kurt F. Busch, the Company’s former President and Chief Executive Officer. The Separation Agreement provided for (1) a release of all claims by Mr. Busch in favor of the Company; (2) a one-time cash payment to Mr. Busch of $271,000; and (3) the acceleration of vesting of 50,000 performance-based RSUs.

Clawback Policy

Our Compensation Committee has adopted an executive compensation recovery policy regarding the adjustment or recovery of incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Under the policy, we have the right to recover excess compensation received by a named executive officer based on erroneous data to the extent that there has been fraud or misconduct by that executive officer which significantly contributed to the restatement of financial results.

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Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles that we employ. However, while structuring compensation programs that result in more favorable tax and financial reporting treatment is a general principle, the Compensation Committee balances these goals with other business needs that may be inconsistent with obtaining the most favorable tax and accounting treatment for each component of compensation.

Risk Management Considerations

The Compensation Committee reviews an annual compensation plan risk assessment provided by management. This assessment includes a review of each cash and equity incentive compensation plan within the Company, a discussion of potential risks, and a review of any process controls for effective plan administration. The Compensation Committee believes it has implemented an executive compensation program that provides our named executive officers with incentives to drive business and financial results, but not in a manner that encourages excessive or unnecessary risk-taking behaviors for the following reasons:

•	We structure our pay to consist of both fixed and variable compensation. The fixed (salary and benefits) portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short- and long-term corporate performance. For short-term performance, our cash bonus is awarded based on revenue and Adjusted EBITDAS targets and, in certain cases, performance with respect to corporate and personal MBOs. For long-term performance, our stock option awards generally vest over four years and are only valuable if our stock price increases over time. We feel that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

•	Adjusted EBITDAS is a key performance measure for determining incentive payments and all incentives are limited to a percentage of our Adjusted EBITDAS. If we are not profitable at a reasonable level, there are no payouts under the Bonus Program. We believe this encourages our executives to take a balanced approach that focuses on corporate profitability.

•	We cap our cash bonuses, which we believe also mitigates excessive risk taking. Even if we dramatically exceed revenue and Adjusted EBITDAS targets, bonus payouts are limited.

•	We believe that our focus on a combination of revenue and Adjusted EBITDAS goals (through the Bonus Program), as well as stock price performance (through our equity compensation program), provides a check on excessive risk taking. That is, even if our executives could inappropriately increase Adjusted EBITDAS by excessive expense reductions or by abandoning less profitable revenue sources, this would harm revenue and be detrimental to the Company in the long run and could ultimately harm our stock price and the value of their equity awards. Likewise, if our executives were to add revenue sources at low margins in order to meet revenue targets and create a higher growth company multiple and increased stock prices, it could decrease Adjusted EBITDAS and the likelihood and value of their cash bonus payments.

•	Our Bonus Program has been structured around revenue and Adjusted EBITDAS goals for several years, and we have seen no evidence that this structure encourages unnecessary or excessive risk taking.

•	Our Compensation Committee retains ultimate oversight over the compensation of our executive officers and retains the ability to exercise discretion where appropriate.

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Stock Ownership Requirements

The Board has historically encouraged its members and members of senior management to acquire and hold stock in the Company to link the interests of such persons to the stockholders. The Board has adopted stock ownership guidelines for the non-employee directors of the Company. Under the guidelines, our non-employee directors are each expected to own shares of our common stock with a value equal to three times the annual cash retainer for such directors. Progress toward the achievement of these ownership guidelines is based on shares purchased in the open market, through option exercises or upon vesting of RSUs. The value of the shareholdings is based on the greater of (1) the closing price of a share of the Company’s common stock as of the most recent fiscal year end, or (2) the acquisition value of the shares, determined based upon the purchase price for open market purchases and the fair market value of shares on the date of issuance in the case of shares issued upon the exercise of stock options or RSUs. The guidelines provide that non-employee directors are expected to establish the minimum ownership levels within five years of adoption of the guidelines or within five years of appointment as a new non-employee director of the Company. Neither the Board nor the Compensation Committee has established stock ownership guidelines for other members of the Board or the executive officers of the Company.

Securities Trading Policy/Hedging Prohibition

Our Insider Trading Policy prohibits directors, officers, and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with all insider trading rules.

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Summary Compensation Table

The following table sets forth, for the fiscal years indicated, the compensation paid to our named executive officers:

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Jeffrey Benck (2)	2016	215,385	100,000	(3)	495,000	193,935	–		–		1,004,320
President & CEO

Jeremy R. Whitaker	2016	243,750	–		–	29,484	26,088	(4)	–		299,322
CFO	2015	238,500	–		–	51,980	8,587	(5)	–		299,067

Daryl R. Miller	2016	249,750	–		–	18,428	17,623	(4)	7,000	(6)	292,801
Vice President of Engineering	2015	244,750	–		–	41,584	7,179	(5)	2,500	(6)	296,013

Kurt F. Busch (7)	2016	169,651	–		67,500	–	–		273,191	(8)	510,342
Former President & CEO	2015	337,500	–		–	155,940	16,588	(5)	8,000	(6)	518,028

____________________

(1)	The dollar value of stock and option awards shown represents the grant date fair value determined in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 4 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2016.
(2)	Mr. Benck became our President and Chief Executive Officer on December 5, 2015.
(3)	In accordance with his offer letter dated December 5, 2015, in lieu of participation in our annual cash incentive program, Mr. Benck received a cash bonus of $100,000 for fiscal 2016, payable in two $50,000 installments following the end of the third and fourth quarters, respectively, of fiscal 2016.
(4)	The amounts shown represent incentive payments earned for fiscal 2016 performance under our annual cash incentive program.
(5)	The amounts shown represent incentive payments earned for fiscal 2015 performance under our annual cash incentive program.
(6)	The amounts shown represent bonuses under our patent bonus award program.
(7)	Mr. Busch resigned on November 18, 2015.
(8)	The amount shown represents (1) a severance payment of $271,191, and (2) a $2,000 bonus under our patent bonus award program.

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Outstanding Equity Awards at 2016 Fiscal Year End

The following table provides information concerning outstanding equity awards held by our named executive officers as of June 30, 2016.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Grant Date	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested ($)
Jeffrey Benck	–	150,000	(1)	12/5/2015	$1.12	12/5/2022	450,000	436,500
	–	150,000	(2)	12/5/2015	$1.12	12/5/2022

Jeremy R. Whitaker	–	40,000	(3)	9/1/2015	$1.35	9/1/2022	–	–
	22,917	27,083	(3)	8/26/2014	$1.87	8/26/2021	–	–
	31,875	13,125	(3)	8/22/2013	$1.56	8/22/2020	–	–
	38,333	1,667	(3)	8/23/2012	$2.03	8/23/2019	–	–
	55,000	–		9/26/2011	$1.77	9/26/2018	–	–

Daryl R. Miller	–	25,000	(3)	9/1/2015	$1.35	9/1/2022	–	–
	18,333	21,667	(3)	8/26/2014	$1.87	8/26/2021	–	–
	21,250	8,750	(3)	8/22/2013	$1.56	8/22/2020	–	–
	19,167	833	(3)	8/23/2012	$2.03	8/23/2019	–	–
	33,250	–		9/9/2011	$1.63	9/9/2018	–	–
	14,600	–		12/15/2010	$3.45	12/15/2017	–	–
	25,547	–		10/8/2009	$2.34	9/1/2019	–	–
	30,000	–		2/29/2008	$4.32	2/28/2018	–	–
	1,666	–		11/19/2007	$5.88	11/19/2017	–	–
	5,009	–		2/22/2007	$10.14	2/22/2017	–	–

Kurt F. Busch (4)	–	–		–	–	–	–	–

____________________

(1)	The option vests according to the following schedule: 25% of the shares subject to the option (37,500) on September 1, 2017, with the remaining shares (112,500) vesting ratably each month thereafter for a period of 36 months.

(2)	The option vests according to the following schedule: 25% of the shares subject to the option (37,500) on September 1, 2018, with the remaining shares (112,500) vesting ratably each month thereafter for a period of 36 months.

(3)	The option vests according to the following schedule: 25% of the shares subject to the option vest on the first anniversary of the applicable grant date, with the remaining shares vesting ratably each month thereafter for a period of 36 months, such that 100% of the shares subject to this option will be fully vested as of the fourth anniversary of the grant date.

(4)	Mr. Busch resigned on November 18, 2015. Pursuant to this Severance Agreement, the vesting of the RSUs awarded to Mr. Busch was accelerated in December 2015. All other equity awards held by Mr. Busch as of the date of resignation were forfeited as of June 30, 2016.

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Severance and Change in Control Arrangements with Named Executive Officers

We have entered into agreements with two of our named executive officers, Jeffrey Benck, our President and Chief Executive Officer, and Jeremy R. Whitaker, our Chief Financial Officer, which provide certain severance benefits upon the termination of employment under certain prescribed circumstances. The agreements containing these severance benefits are summarized below.

Offer Letter with Jeffrey Benck

Under the offer letter dated December 5, 2015 between the Company and Mr. Benck (the “Offer Letter”), Mr. Benck is eligible for severance payments if his employment is terminated involuntarily by us without Cause or by Mr. Benck for Good Reason, in each case as defined in the Offer Letter. Severance payments for Mr. Benck consist of 12 months of base salary plus payment of an amount equal to 50% of his target bonus. If the termination occurs in connection with a Change in Control (as defined in the Offer Letter), Mr. Benck is entitled to “double trigger” severance payments as follows: (1) if the market capitalization of the Company at the time of the Change in Control is $50 million or less, Mr. Benck will receive 12 months of base salary plus payment of an amount equal to 100% of his target bonus; and (2) if the market capitalization of the Company at the time of the Change in Control is greater than $50 million, Mr. Benck will receive 24 months of base salary plus payment of an amount equal to 200% of his target bonus.

In the event of termination of employment without Cause or for Good Reason, Mr. Benck’s basic employee benefits such as health insurance would be continued for up to 12 months (or up to 24 months following a Change in Control occurring at a time that the Company’s market capitalization is greater than $50 million).

If Mr. Benck’s employment is terminated without Cause or for Good Reason within the first two years following his date of hire, any unvested equity awards at the time of termination of employment that would have vested during the 12 months following termination will accelerate and become fully vested. In addition, if Mr. Benck’s employment is terminated without Cause or for Good Reason in connection with a Change in Control, all unvested stock options and RSUs awarded to Mr. Benck will accelerate and become fully vested.

Letter Agreement with Jeremy Whitaker

On August 31, 2016, the Company entered into a five-year letter agreement (the “Letter Agreement”) with Mr. Whitaker setting forth certain terms of his employment as the Company’s Chief Financial Officer. Under the Letter Agreement, Mr. Whitaker is eligible for severance payments if within the term of the Letter Agreement his employment is terminated, either involuntarily by the Company without Cause or by Mr. Whitaker for Good Reason, in each case as defined in the Letter Agreement.

Severance payments for Mr. Whitaker consist of 6 months of base salary plus payment of an amount equal to 50% of the amount of bonuses (if any) paid to Mr. Whitaker during the 12 months preceding termination. If the termination occurs in connection with a Change in Control (as defined in the Letter Agreement), Mr. Whitaker is entitled to “double trigger” severance payments as follows: (1) if the market capitalization of the Company at the time of the Change in Control is $50 million or less, Mr. Whitaker will receive 6 months of base salary plus payment of an amount equal to 50% of the amount of bonuses (if any) paid to Mr. Whitaker during the 12 months preceding termination, and up to 6 months of COBRA benefits; and (2) if the market capitalization of the Company at the time of the Change in Control is greater than $50 million, Mr. Whitaker will receive 12 months of base salary plus payment of an amount equal to 100% of his target bonus, and up to 12 months of COBRA benefits.

In addition, the Letter Agreement provides that if Mr. Whitaker’s employment is terminated in connection with a Change in Control, all of Mr. Whitaker’s outstanding equity awards will accelerate and become fully vested.

Calculation of Potential Payments upon Termination or Change in Control

The named executive officers are not entitled to any severance benefits upon involuntary termination for cause or voluntary termination without cause. The following table presents our estimates of the benefits that would become payable under certain specified circumstances to our named executive officers in the event of termination of such executive’s employment or following a change in control of the Company, assuming the termination event had taken place on June 30, 2016:

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Name	Trigger	Salary and Bonus ($)(1)	Value of Acceleration of Equity Awards ($)(2)(3)	Benefits ($)	Tax Gross Up ($)	Total ($)(4)
Jeffrey Benck	Termination Without Cause Without Change in Control	550,000	218,250	26,000	–	794,250

	Termination Without Cause or Resignation for Good Reason After Change in Control with Company Market Capitalization of $50 Million or Less	700,000	436,500	26,000	–	1,162,500

	Termination Without Cause or Resignation for Good Reason After Change in Control with Company Market Capitalization of More Than $50 Million	1,400,000	436,500	52,000	–	1,888,500

	Death or Disability	–	–	–	–	–

Jeremy R. Whitaker (5)	Termination Without Cause Without Change in Control	122,500	–	–	–	122,500

	Termination Without Cause or Resignation for Good Reason After Change in Control	122,500	–	–	–	122,500

	Death or Disability	–	–	–	–	–

Daryl R. Miller	Termination Without Cause Without Change in Control	–	–	–	–	–

	Termination Without Cause or Resignation for Good Reason After Change in Control	–	–	–	–	–
	Death or Disability	–	–	–	–	–

____________________

(1)	The actual amounts to be paid to our named executive officers in the event of a termination of employment can only be determined at the time of such executive’s separation from the Company. The amounts shown for salary and bonus reflect base salaries in effect as of June 30, 2016.

(2)	The amounts shown for the value of acceleration of vesting of equity awards reflect the market price of RSUs that would vest upon termination, based upon the closing price of our common stock on June 30, 2016.

(3)	The amounts shown do not include acceleration of stock options or RSUs that may accelerate on a non-discriminatory basis to all stock option holders pursuant to the terms of the Amended and Restated 2010 Stock Incentive Plan. Unless provided otherwise within each written award agreement, the vesting of all options and RSUs granted under the Amended and Restated 2010 Stock Incentive Plan will accelerate automatically in the event of a “change in control” (as defined in the Plan) effective immediately prior to the consummation of the change in control unless such equity awards are to be assumed by the acquiring or successor entity (or parent thereof) or equity awards of comparable value are to be issued in exchange therefor or the equity awards are to be replaced by the acquiring entity with other incentives under a new incentive program containing such terms and provisions as the Compensation Committee in its discretion may consider equitable.

(4)	The amounts shown do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary and vacation pay, distributions of plan balances under the Lantronix, Inc. 401(k) plan.

(5)	For Mr. Whitaker, the amounts shown reflect the terms of his severance agreement as in effect on June 30, 2016. Mr. Whitaker’s severance agreement was subsequently amended. A description of the terms of Mr. Whitaker’s current severance agreement can be found above the caption “Letter Agreement with Jeremy Whitaker.”

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee of the Board of Directors performs general oversight of our financial accounting and reporting process, system of internal controls, audit process and the process for monitoring compliance with laws and regulations, as well as our Code of Conduct. The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountants. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Our management is responsible for preparing our financial statements and implementing our financial reporting process, including our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and has the primary responsibility for assuring their accuracy, effectiveness and completeness. Our independent registered public accountants, Squar Milner LLP (“Squar Milner”), are responsible for expressing an opinion on the conformity of our audited financial statements to U.S. Generally Accepted Accounting Principles (“GAAP”). The Audit Committee meets periodically with the independent registered public accountants, with and without management present, to discuss the results of the independent registered public accountants’ examinations and evaluations of our internal controls and the overall quality of our financial reporting, and, as appropriate, initiates inquiries into various aspects of our financial affairs.

The members of the Audit Committee necessarily rely on the information or documentation provided to them by, and on the representations made by, management or other employees of the Company, the independent registered public accounting firm, and/or any consultant or professional retained by the Audit Committee, the Board of Directors, management or by any committee of the Board of Directors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied GAAP appropriately or maintained appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of the financial statements have been carried out in accordance with the standards of the U.S. Public Company Accounting Oversight Board (“PCAOB”) or that the financial statements are presented in accordance with GAAP.

The Audit Committee currently consists of three directors, all of whom qualify as “independent” and meet the financial literacy and other requirements under the current Nasdaq listing standards and SEC rules regarding audit committee membership: Hoshi Printer, who serves as Chairman, Bruce Edwards, and Paul F. Folino. The Board of Directors has determined that Mr. Printer is an “audit committee financial expert” under the rules of the SEC.

The Audit Committee took the following actions in fulfilling its oversight responsibilities:

(1)	reviewed and discussed the annual audited financial statements and the quarterly results of operations with management, including a discussion of the quality and the acceptability of our financial reporting and controls as well as the clarity of disclosures in the financial statements;

(2)	discussed with Squar Milner the matters required to be discussed by Auditing Standard No. 16, "Communication with Audit Committees" (which superseded Statement on Auditing Standards No. 61 for fiscal years beginning after December 15, 2012) of the PCAOB;

(3)	received from Squar Milner written disclosures and the letter from Squar Milner as required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and has discussed with Squar Milner its independence; and

(4)	based on the review and discussion referred to in (1) through (3) above, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, for filing with the SEC.

Audit Committee

Hoshi Printer, Chairperson
Bruce C. Edwards
Paul F. Folino

35

OTHER INFORMATION

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.

Our Audit Committee charter requires that members of the Audit Committee review and approve all related party transactions. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which:

•	we are a participant;

•	the amount involved exceeds $120,000; and

•	an executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our common stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock had or will have a direct or indirect material interest.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Conduct. Under our Code of Conduct, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

All related party transactions must be disclosed in our applicable filings with the SEC as required under SEC rules.

Related Party Transactions

No director, officer, affiliate of the Company or record or beneficial owner of more than 5% of our common stock or any associate of any such person, is a party adverse to the Company or any of its subsidiaries in any material pending legal proceeding or has a material interest adverse to the Company or any of its subsidiaries in any such proceeding.

Common Stock Purchase Agreement

On June 16, 2016, we entered into a Common Stock Purchase Agreement with Hale Capital Partners, LP, pursuant to which we issued 1,941,748 shares of our common stock to Hale Capital Partners, LP at a price of $1.03 per share, which reflected the closing price of the common stock as of June 15, 2016, for an aggregate purchase price of $2.0 million. Pursuant to the terms of the agreement, we agreed to appoint Martin Hale, Jr., Chief Executive Officer of Hale Capital Parnters, LP, as a director. In addition, the agreement provides that, subject to certain limitations, we must file a registration statement with the SEC within 180 days covering the resale of all of the common stock sold to Hale Captial Partners, LP. Martin Hale, Jr. was subsequently appointed to the Board in June 2016.

Indemnification and Insurance

Pursuant to our Amended and Restated Certificate of Incorporation and Bylaws, the Company indemnifies its directors and officers to the fullest extent permitted by law. The Company has also entered into indemnification agreements with each of its directors and executive officers contractually committing the Company to provide this indemnification to him or her.

Annual Report on Form 10-K

The Company will furnish without charge, to each person whose proxy is solicited upon the written request of such person, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, as filed with the SEC, including the financial statements and financial statement schedules. In addition, upon request, the exhibits to that document will be furnished subject to payment of a specified fee. Requests for copies of these documents should be directed to: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and through our website at www.lantronix.com.

By Order of the Board of Directors,
Irvine, California	Kurt E. Scheuerman
October 12, 2016	Vice President, General Counsel and Corporate Secretary

36

LANTRONIX, INC. 7535 Irvine Center Drive, Suite 100 Irvine, CA 92618

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LANTRONIX, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jeffrey Benck 02) Bernhard Bruscha 03) Bruce C. Edwards
04) Paul F. Folino 05) Martin Hale, Jr. 06) Hoshi Printer

The Board of Directors recommends you vote FOR proposals 2 and 3.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

LANTRONIX, INC.
2016 Annual Meeting of Stockholders
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF LANTRONIX, INC.

The undersigned stockholder(s) of LANTRONIX, INC., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 12, 2016, and hereby appoint(s) Jeffrey Benck and Jeremy Whitaker, or either of them, proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lantronix, Inc. (the "Annual Meeting") to be held on November 16, 2016 at 9:00 a.m., local time, at Lantronix's Corporate Headquarters, 7535 Irvine Center Drive, Suite 100, Irvine, CA 92618, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, on the matters set forth on the reverse side and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THE PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED: (1) "FOR" THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR; (2) "FOR" THE RATIFICATION OF SQUAR MILNER LLP AS LANTRONIX'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING ON JUNE 30, 2017; AND (3) "FOR" THE ADVISORY APPROVAL OF THE COMPENSATION OF LANTRONIX’S NAMED EXECUTIVE OFFICERS.

Continued and to be signed on reverse side